As filed with the Securities and Exchange              Registration No. 33-60477
Commission on March 4, 1999
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                     FORM S-2 (previously filed on Form S-1)
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Aetna Life Insurance and Annuity Company
      ---------------------------------------------------------------------

                                   Connecticut
      ---------------------------------------------------------------------

                                   71-0294708
      ---------------------------------------------------------------------

       151 Farmington Avenue, Hartford, Connecticut 06156, (860) 273-4686
      ---------------------------------------------------------------------

                           Julie E. Rockmore, Counsel
                    Aetna Life Insurance and Annuity Company
            151 Farmington Avenue, RE4A, Hartford, Connecticut 06156
                                 (860) 273-4686
      ---------------------------------------------------------------------
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

--------------------------------------------------------------------------------

The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ______________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              CROSS REFERENCE SHEET
                           Pursuant to Regulation S-K
                                   Item 501(b)


 Form S-2
 Item No.                   Information Required in Prospectus                        Location
 --------                   ----------------------------------                        --------

     1         Forepart of the Registration Statement and Outside Front
               Cover Page of Prospectus................................      Outside Front Cover

     2         Inside Front and Outside Back Cover
               Pages of Prospectus.....................................      Table of Contents (inside front cover)

     3         Summary Information, Risk Factors and Ratio of Earnings
               to Fixed Charges........................................      Summary

     4         Use of Proceeds.........................................      Investments

     5         Determination of Offering Price.........................      Not Applicable

     6         Dilution................................................      Not Applicable

     7         Selling Security Holders................................      Not Applicable

     8         Plan of Distribution....................................      Description of the Guaranteed Accumulation
                                                                             Account

     9         Description of Securities to be Registered..............      Description of the Guaranteed Accumulation
                                                                             Account

    10         Interests of Named Experts and Counsel..................      Not Applicable

    11         Information with Respect to the                               Not Applicable
               Registrant..............................................

    12         Incorporation of Certain Information by Reference.......      Incorporation of Certain Documents by Reference;
                                                                             Experts

    13         Disclosure of Commission Position on
               Indemnification for Securities Act
               Liabilities.............................................      Not Applicable

                 Guaranteed Accumulation Account - May 3, 1999
--------------------------------------------------------------------------------


Introduction

The Guaranteed Accumulation Account (GAA) is a fixed interest option available during the accumulation phase of certain variable annuity contracts issued by Aetna Life Insurance and Annuity Company (the Company or we). Read this prospectus carefully before investing in GAA and save it for future reference.


General Description

GAA offers investors the opportunity to earn specified guaranteed rates of interest for specified periods of time, called guaranteed terms. We generally offer several guaranteed terms at any one time for those considering investing in GAA. Each guaranteed term offers a guaranteed interest rate for investments that remain in GAA for the duration of the specific guaranteed term. The guaranteed term establishes both the length of time for which we agree to credit a guaranteed interest rate and how long your investment must remain in GAA in order to receive the guaranteed interest rate.

We guarantee both principal and interest if, and only if, your investment remains invested for the full guaranteed term. Charges related to the contract, such as a maintenance fee or early withdrawal charge, may still apply even if you withdraw at the end of the guaranteed term. Investments taken out of GAA prior to the end of the guaranteed term may be subject to a market value adjustment which may result in an investment gain or loss. (See "Market Value Adjustment", page 11.)

This prospectus will explain:

> Guaranteed interest rates and guaranteed terms
> Contributions to GAA
> Types of investments available, and how they are classified
> How rates are offered
> How there can be an investment risk, and how we calculate gain or loss > Contract charges that can affect your account value in GAA
> Taking investments out of GAA
> How to reinvest or withdraw at maturity

Additional Disclosure Information

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. We do not intend for this prospectus to be an offer to sell or a solicitation of an offer to buy these securities in any state or jurisdiction that does not permit their sale.

                               Our Home Office:
                   Aetna Life Insurance and Annuity Company
                             151 Farmington Avenue
                          Hartford, Connecticut 06156
                        (800)-GAA-Fund or (800)-422-3863

                               TABLE OF CONTENTS



Summary .....................................................................  3

Description of the Guaranteed Accumulation Account ..........................  6

General, Contributions to GAA, Deposit Period, Guaranteed Terms,
Guaranteed Classifications, Guaranteed Interest Rates,
Maturity Value Transfer Provision

Transfers ...................................................................  9

Transfers from GAA, Transfers Between Guaranteed Term Classifications

Withdrawals ................................................................. 10

Market Value Adjustment ..................................................... 11

Deposit Period Yield, Current Yield, MVA Formula

Contract Charges ............................................................ 12

Other Topics ................................................................ 13

Income Phase -- Deferral of Payments -- Reinvestment Privilege -- Contract
Loans -- Investments -- Distribution of Contracts -- Taxation -- Year
2000 Readiness -- Experts -- Legal Matters -- Further
Information -- Incorporation of Certain Documents by
Reference -- Inquiries

Appendix I -- Examples of Market Value Adjustment Calculations .............. 18

Appendix II -- Examples of Market Value Adjustment Yields ................... 20

Summary
--------------------------------------------------------------------------------

GAA is a fixed interest option that may be available during the accumulation phase of your variable annuity contract. The following is a summary of certain facts about GAA.

In General. Amounts that you invest in GAA will earn a guaranteed interest rate if left in GAA for a specified period of time (the guaranteed term). You must invest amounts in GAA for the full guaranteed term in order to receive the quoted guaranteed interest rate. If you withdraw or transfer those amounts before the end of the guaranteed term, we may apply a "market value adjustment," which may be positive or negative.

Deposit Periods. A deposit period is the time during which we offer a specific guaranteed interest rate if you deposit dollars for a specific guaranteed term. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period during which that rate and term are offered.

Guaranteed Terms. The guaranteed term is the period of time account dollars must be left in GAA in order to earn the guaranteed interest rate specified for that guaranteed term. We offer different guaranteed terms at different times. Check with your representative or the Company to learn the details about the guaranteed term(s) currently offered.

Some variable annuity contracts that offer GAA distinguish between short- and long-term classifications of GAA. Under those contracts, we make the following distinction:

> Short-term classification--three years or less
> Long-term classification--ten years or less, but greater than three years

Guaranteed Interest Rates. We guarantee different interest rates, depending on when account dollars are invested in GAA. The interest rate we guarantee is an annual effective yield; that means that the rate reflects a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. The guaranteed interest rate(s) are guaranteed for that deposit period and for the length of the guaranteed term.

The guaranteed interest rates we offer will always meet or exceed the minimums agreed to in the contract. Apart from meeting the contractual minimums, we can in no way guarantee any aspect of future offerings.

Fees and Other Deductions. We do not make deductions from amounts in GAA to cover mortality and expense risks. Rather, we consider these risks when determining the credited rate. The following other types of charges may be deducted from amounts held in, withdrawn or transferred from GAA:

> Market Value Adjustment (MVA)--see "Market Value Adjustment"
> Tax Penalties and/or Tax withholding--see "Taxation"; see also the "Taxation"
  section of the contract prospectus
> Early Withdrawal Charge--see "Contract Charges"; see also the "Fees" section of the contract prospectus
> Maintenance Fee--see "Contract Charges"; see also the "Fees" section of the contract prospectus

Market Value Adjustment (MVA). If you withdraw or transfer all or part of your account value from GAA before the guaranteed term is completed, an MVA may apply. The MVA reflects the change in the value of the investment due to changes in interest rates since the date of deposit. The MVA may be positive or negative depending on interest rate activity at the time of withdrawal or transfer.

Withdrawals from GAA due to election of a lifetime income option or due to the death of the participant (if withdrawn within the first six months following death) will be subject to an aggregate market value adjustment (the sum of all MVAs due to withdrawal) only if the aggregate market value adjustment is positive.

Maturity of a Guaranteed Term. On or before the end of a guaranteed term, the contract holder or you, if permitted, may instruct us to

> Transfer the matured amount to one or more new guaranteed terms available under the current deposit period
> Transfer the matured amount to other available investment options
> Withdraw the matured amount

Deductions may apply to withdrawals. (See "Contract Charges" and the contract prospectus.) When a guaranteed term ends, if we have not received instructions, we will automatically transfer the maturing investment into a guaranteed term available in the current deposit period. (See "Maturity of a Guaranteed Term" and "Maturity Value Transfer Provision.") For contracts that distinguish between short-term and long-term classifications, we will generally transfer the maturing investment to the available deposit period for the guaranteed term having the shortest maturity within the same classification. For other contracts, we will generally transfer the maturing investment in the following manner based upon availability:

> To a guaranteed term of the same duration, if available; or > To a guaranteed term with the next shortest duration, if available; or > To a guaranteed term with the next longest duration.

Maturity Value Transfer Provision. If we automatically transfer the matured investment into the current deposit period, the contract holder or you, if permitted, may, for a limited time, transfer or withdraw all or a portion of the matured investment that was transferred without an MVA. Other fees may be assessed on any withdrawals. See "Maturity Value Transfer Provision."

Transfer of Account Dollars. Generally, account dollars invested in GAA may be transferred among guaranteed terms offered through GAA, and/or to other investment options offered through the contract. However:

> Transfers may not be made during the deposit period in which your account dollars are invested in GAA or for 90 days after the close of that deposit period.
> We may apply an MVA to transfers made before the end of a guaranteed term.

Investments. Guaranteed interest rates credited during any guaranteed term do not necessarily relate to investment performance. Deposits received into GAA, regardless of the length of the guaranteed term or, where applicable, guaranteed term classification, will generally be invested in federal, state and municipal obligations, corporate bonds, preferred stocks, real estate mortgages, real estate, certain other fixed income investments, and cash or cash equivalents. All of our general assets are available to meet guarantees under GAA.

Amounts allocated to GAA are held in a nonunitized separate account except for amounts allocated to short-term classifications of GAA before September 1, 1998, which are held in the Company's general account. To the extent provided for in the contract, assets of the separate account are not chargeable with liabilities arising out of any other business that we conduct. See "Investments" on page 13.

Notification of Maturity. We will notify you at least 18 calendar days prior to the maturity of a guaranteed term. We will include information relating to the current deposit period's guaranteed interest rates and the available guaranteed terms. You may obtain information concerning available deposit periods, guaranteed interest rates, and guaranteed terms by telephone five business days prior to the maturity date (1-800-GAA-FUND or 1-800-422-3863). (See "Description of the Guaranteed Accumulation Account--General" and "Maturity of a Guaranteed Term.")

Description of the Guaranteed
Accumulation Account
--------------------------------------------------------------------------------
General

GAA offers guaranteed interest rates for specific guaranteed terms. For a particular guaranteed interest rate and guaranteed term to apply to your account dollars, you must invest them during the deposit period during which that rate and term are offered. Each deposit period may offer more than one guaranteed term. Guaranteed terms may be classified according to length of time to maturity, and each deposit period may offer various guaranteed terms within these classifications.

A market value adjustment may be applied to any values withdrawn or transferred from a guaranteed term prior to the end of that guaranteed term, except for amounts transferred under the maturity value transfer provision. In the case of amounts withdrawn from a guaranteed term due to the death of the participant, we will apply an aggregate market value adjustment (the sum of all market value adjustments calculated due to this withdrawal), provided that it is positive, and provided that the withdrawal is requested within six months of death. After the six-month period, an aggregate market value adjustment, whether positive or negative, will be applied. Similarly, in the case of values withdrawn from guaranteed terms to provide income phase payments under one of the lifetime income options, we will apply an aggregate market value adjustment, provided that it is positive.

We maintain a toll-free telephone number for those wishing to obtain information concerning available deposit periods, guaranteed interest rates, and guaranteed terms. The telephone number is 1-800-GAA-FUND (1-800-422-3863). At least 18 calendar days before a guaranteed term matures, we will notify the contract holder or you, if applicable, of the upcoming deposit period dates and the current guaranteed interest rates, guaranteed terms and projected matured guaranteed term values.


Contributions to GAA

The contract holder or you, if applicable, may invest in the guaranteed terms available in the current deposit period by allocating new payments to GAA or by transferring a sum from other funding options available under the contract or from other guaranteed terms.

Though we may require a minimum payment(s) to a contract, we do not require a minimum investment for a guaranteed term. Refer to the contract prospectus.

Investments may not be transferred from a guaranteed term during the deposit period in which the investment is applied or during the first ninety days after the close of the deposit period. This restriction does not apply to amounts transferred or withdrawn under the maturity value transfer provision. See "Maturity Value Transfer Provision."


Deposit Period

The deposit period is the period of time during which the contract holder or you, if applicable, may direct investments to a particular guaranteed term(s) and receive a stipulated guaranteed interest rate(s). Each deposit period may be a month, a calendar quarter, or any other period of time we specify.

Guaranteed Terms

A guaranteed term is the time we specify during which we credit the guaranteed interest rate. We will offer at least one guaranteed term of three years or less and one term of more than three years in any deposit period. We offer guaranteed terms at our discretion for various periods ranging from one to ten years.


Guaranteed Term Classifications

Some contracts distinguish between long-term and short-term guaranteed term classifications. The following are the guaranteed term classifications:

Short-term--All guaranteed terms of 3 years or less; or

Long-term--All guaranteed terms of between 3 and 10 years.

During each deposit period, we may offer more than one guaranteed term within each guaranteed term classification. The contract holder or you, if applicable, may allocate investments to guaranteed terms within one or both guaranteed term classifications during a deposit period.


Guaranteed Interest Rates

Guaranteed interest rates are the rates that we guarantee will be credited on amounts applied during a deposit period for a specific guaranteed term. Guaranteed interest rates are annual effective yields, reflecting a full year's interest. We credit interest at a rate that will provide the guaranteed annual effective yield over one year. Guaranteed interest rates are credited according to the length of the guaranteed term as follows:

Guaranteed Terms of One Year or Less: The rate is credited from the date of deposit to the last day of the guaranteed term.

Guaranteed Terms of Greater than One Year: Several different guaranteed interest rates may be applicable during a guaranteed term of more than one year. The initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term. We may credit several different guaranteed interest rates for subsequent specific periods of time within the guaranteed term. For example, for a 5-year guaranteed term we may guarantee 5% for the first year, 4.75% for the next two years, and 4.5% for the remaining two years.

We announce the available guaranteed terms and current guaranteed interest rates for each deposit period at least 18 calendar days prior to the start of each deposit period. We will not guarantee or credit a guaranteed interest rate below the minimum rate specified in the contract, nor will we credit interest at a rate above the guaranteed interest rate we announce prior to the start of a deposit period.

Our guaranteed interest rates are influenced by, but do not necessarily correspond to, interest rates available on fixed income investments we may buy using deposits directed to GAA (see "Investments"). We consider other factors when determining guaranteed interest rates including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors. We make the final determination regarding guaranteed interest rates. We cannot predict the level of future guaranteed interest rates.

[sidenote]
Business Day--any business
day on which the New York
Stock Exchange is open
[end sidenote]

Maturity of a Guaranteed Term. At least 18 calendar days prior to the maturity of a guaranteed term, we will notify the contract holder or you, if applicable, of the upcoming deposit period, the projected value of the amount maturing at the end of the guaranteed term, and the guaranteed interest rate(s) and guaranteed term(s) available for the current deposit period. The contract holder or you, if applicable, may transfer amounts in any maturing guaranteed term to new guaranteed term(s), if available under the contract.

The contract holder or you, if applicable, may also transfer amounts in any maturing guaranteed term to any of the allowable investment options available under the contract. We do not apply a market value adjustment to amounts transferred or surrendered from a guaranteed term on the date the guaranteed term matures; however, we may assess an early withdrawal charge or maintenance fee, if applicable. If we have not received direction from the contract holder or you, if applicable, by the maturity date of a guaranteed term, we will automatically transfer the matured value to one of the following:

>For contracts distinguishing between short- and long-term classifications, we will generally transfer the amount maturing to the available deposit period for the guaranteed term having the shortest maturity within the same classification, though it may be different than the maturing term.

>For contracts that do not distinguish between short- and long-term classifications, we will generally transfer the maturing amount as follows:

 o To a guaranteed term of the same duration, if available; or
 o To a guaranteed term with the next shortest duration, if available; or
 o To a guaranteed term with the next longest duration

The contract holder or you, if applicable, will receive a confirmation statement, plus information on the new guaranteed interest rate(s) and guaranteed term.


Maturity Value Transfer Provision

If we automatically reinvest the proceeds from a matured guaranteed term, the contract holder or you, if applicable, may transfer or withdraw from GAA the amount that was reinvested without a market value adjustment. An early withdrawal charge or maintenance fee may apply to withdrawals. If the full amount reinvested is transferred or withdrawn, we will include interest credited to the date of the transfer or withdrawal. This provision is only available until the last business day of the month following the maturity date of the prior guaranteed term. This provision only applies to the first request received from the contract holder or you, if applicable, with respect to a particular matured guaranteed term value.

Transfers
--------------------------------------------------------------------------------
We do not permit transfers from any guaranteed term to any other guaranteed term or investment option during the deposit period for that guaranteed term nor during the first 90 days following the close of that deposit period.

We do not apply a market value adjustment to the value transferred upon maturity of a guaranteed term nor for values transferred under the maturity value transfer provision. We do not count either of these types of transfers as one of the 12 free transfers allowed per calendar year by those contracts allowing only 12 free transfers.

When the contract holder or you, if applicable, request the transfer of a specific dollar amount, we account for any applicable market value adjustment in determining the amount to be withdrawn from a guaranteed term(s) to fulfill the request. Therefore, the amount we actually withdraw from the guaranteed term(s) may be more or less than the requested dollar amount. (See "Appendix I" for an example.) For more information on transfers, see the contract prospectus.


Transfers From GAA

For contracts that do not distinguish between short- and long-term classifications, the contract holder or you, if applicable, may choose the guaranteed term from which funds will be first withdrawn. If there is more than one guaranteed term of the same duration, we will withdraw funds starting from the oldest guaranteed term that has not reached maturity.

If we do not receive directions, we will withdraw funds pro rata from each guaranteed term in which you are invested. If there is more than one guaranteed term of the same duration, we will withdraw funds starting from the oldest guaranteed term that has not reached maturity.

For contracts that distinguish between short- and long-term classifications, the contract holder or you, if applicable, may choose the guaranteed term classification from which funds will be first withdrawn. We will withdraw funds starting from the oldest guaranteed term that has not reached maturity within the classification chosen.

If we do not receive directions, we will withdraw funds pro rata from the guaranteed term classifications, starting with the oldest guaranteed term that has not reached maturity, and any other investment options.

We will apply a market value adjustment to the amount requested for transfer. (See "Market Value Adjustment.")


Transfers Between Guaranteed Term Classifications

(For contracts that distinguish between short-term and long-term classifications only)

The contract holder or you, if applicable, may transfer amounts from short-term guaranteed terms to available long-term guaranteed terms of the current deposit period, or from long-term guaranteed terms to available short-term guaranteed terms of the current deposit period.

For example, funds may be transferred from a 3-year guaranteed term (any time after 90 days from the close of the deposit period applicable to that 3-year guaranteed term) to the open deposit period of a 7-year guaranteed term.

Funds will be first transferred from the oldest deposit period for which the guaranteed term has not reached maturity and we will assess a market value adjustment on the transferred amount. These transfers are counted toward the 12 free transfers allowed per calender year by those contracts allowing only 12 free transfers.

We do not permit the transfer of value from one guaranteed term prior to its maturity to another guaranteed term within the same classification. For example we do not permit transfers from one-year to three-year, one-year to one-year, five-year to seven-year, or ten-year to seven-year guaranteed terms.


Withdrawals
--------------------------------------------------------------------------------
The contract allows for full or partial withdrawals from GAA at any time during the accumulation phase. To make a full or partial withdrawal, a request form must be properly completed and submitted to our Home Office (or other designated office as provided in the contract).

Partial withdrawals are made pro rata from funding options unless the contract holder or you, if applicable, request otherwise. For contracts that do not distinguish between short- and long-term classifications, each guaranteed term is considered a separate funding option for the purpose of a partial withdrawal. The contract holder or you, if applicable, may choose the guaranteed term from which funds will be withdrawn. If there is more than one guaranteed term of the same duration, we will withdraw funds starting from the oldest guaranteed term that has not reached maturity. If no guaranteed term is elected, we will withdraw funds pro rata from each guaranteed term in which you are invested. If there is more than one guaranteed term of the same duration, we will withdraw funds starting from the oldest guaranteed term that has not reached maturity.

For contracts distinguishing between short- and long-term classifications, each guaranteed term classification is considered a separate funding option for the purpose of a partial withdrawal. The contract holder or you, if applicable, may elect to take a partial withdrawal from either guaranteed term classification. We will first withdraw funds from the oldest guaranteed term that has not reached maturity within the chosen classification. If no guaranteed term classification is elected, we will withdraw funds pro rata from each classification (starting with the oldest guaranteed term which has not reached maturity) and other funding options.

We may apply a market value adjustment to withdrawals made prior to the end of a guaranteed term, except for withdrawals made under the maturity value transfer provision. (See "Market Value Adjustment.") We may deduct an early withdrawal charge and/or a maintenance fee depending on the terms of the contract. Refer to the contract prospectus for a description of these fees. When a request for a partial withdrawal of a specific dollar amount is made, we will include the market value adjustment in determining the amount to be withdrawn from the guaranteed term(s) to fulfill the request. Therefore, the amount we actually take from the guaranteed term(s) may be more or less than the dollar amount requested. (See "Appendix I" for an example.)

[sidenote]
Aggregage MVA is the total of
all MVAs applied due to a
transfer or withdrawal.
[end sidenote]


Market Value Adjustment
--------------------------------------------------------------------------------
We apply a market value adjustment (MVA) to amounts transferred or withdrawn from GAA prior to the end of a guaranteed term. To accommodate early withdrawals or transfers, we may need to liquidate certain assets or use cash that could otherwise be invested at current interest rates. When we sell assets prematurely we could realize a profit or loss depending on market conditions.

The MVA reflects changes in interest rates since the deposit period. When interest rates increase after the deposit period, the value of the investment decreases and the market value adjustment amount may be negative. Conversely, when interest rates decrease after the deposit period, the value of the investment increases and the market value adjustment amount may be positive. Therefore, the application of an MVA may increase or decrease the amount withdrawn from a guaranteed term to satisfy a withdrawal or transfer request.

We may apply an aggregate MVA to transfers made in order to fund a nonlifetime income payment option; however, we will not apply a negative aggregate MVA to amounts transferred to fund lifetime income options. We will not apply a negative aggregate MVA to amounts withdrawn from guaranteed terms due to your death, if withdrawn during the six months following your death. After this six-month period, a positive or negative aggregate MVA may apply.

Should two or more consecutive guaranteed terms have the same guaranteed interest rate and mature on the same date, we will calculate an MVA applicable to each. We will apply the MVA that is more favorable to you to any withdrawal or transfer from either guaranteed term prior to their maturity.

The amount of the MVA depends on the relationship between:

>The deposit period yield of U.S. Treasury Notes that will mature in the last quarter of the guaranteed term; and

>The current yield of such U. S. Treasury Notes at the time of withdrawal.

If the current yield is less than the deposit period yield, the MVA will decrease the amount withdrawn from a guaranteed term to satisfy a transfer or withdrawal request (the MVA will be positive). If the current yield is greater than the deposit period yield, the MVA will increase the amount withdrawn from a guaranteed term (the MVA will be negative or detrimental to the investor).

Under some contracts, election of a Systematic Distribution Option, as described in the contract prospectus, will not result in an MVA for amounts withdrawn from GAA.


Deposit Period Yield

We determine the deposit period yield used in the MVA calculation by considering interest rates prevailing during the deposit period of the guaranteed term from which the transfer or withdrawal will be made. First, we identify the Treasury Notes that mature in the last three months of the guaranteed term. Then, we determine their yield-to-maturity percentages for the last business day of each week in the deposit period. We then average the resulting percentages to determine the deposit period yield.

Treasury Note information may be found each business day in publications such as the Wall Street Journal which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day.


Current Yield
We use the same Treasury Notes identified for the deposit period yield to determine the current yield. We use the yield-to-maturity percentages for the last business day of the week preceding the withdrawal and average those percentages to get the current yield.


MVA Formula
The mathematical formula used to determine the MVA is:

             x
            ---
            365

    {(1+i)}
    {-----}
    {(1+j)}

where i is the deposit period yield; j is the current yield; and x is the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term. (For examples of how we calculate MVA, refer to Appendix I.)

We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the Wednesday of the week of a withdrawal.


Contract Charges
--------------------------------------------------------------------------------
Certain charges may be deducted directly or indirectly from the funding options available under the contract, including GAA.

The contract may have a maintenance fee of up to $30 that we will deduct, on an annual basis, pro rata from all funding options including GAA. We may also deduct a maintenance fee upon full withdrawal of a contract.

The contract may have an early withdrawal charge that we will deduct, if applicable, upon a full or partial withdrawal from the contract. If the withdrawal occurs prior to the maturity of a guaranteed term, both the early withdrawal charge and an MVA may be assessed.

We do not deduct mortality and expense risk charges and other asset-based charges that may apply to variable funding options from GAA. These charges are only applicable to the variable funding options.

We may deduct premium taxes of up to 4% from amounts in GAA, or, under some contracts, front end sales charges of up to 6%.

We reserve the right to charge $10 for each transfer over 12, for contracts that restrict the number of free transfers of accumulated investment value between available investment options to 12.

Refer to the contract prospectus for details on contract deductions.


Other Topics
--------------------------------------------------------------------------------
Income Phase

GAA may not be used as a funding option during the income phase. Amounts invested in guaranteed terms must be transferred to one or more of the options available to fund income payments before income payments can begin.

An aggregate MVA, as previously described, may be applied to amounts transferred to fund income payments before the end of a guaranteed term. Amounts used to fund lifetime income payments will receive either a positive aggregate MVA or none at all; however amounts transferred to fund a nonlifetime income payment option can receive a positive or negative aggregate MVA.

Refer to the contract prospectus for a discussion of the income phase.


Deferral of Payments

Under certain emergency conditions, we may defer payment of a GAA withdrawal for up to six months. Refer to the contract prospectus for more details.


Reinvestment Privilege

The contract holder or you, if applicable, may elect to reinvest all or a portion of a full withdrawal during the 30 days following such a withdrawal. We must receive amounts for reinvestment within 60 days of the withdrawal.

We will apply reinvested amounts to the current deposit period. Amounts are reinvested in the guaranteed term classifications, where applicable, in the same proportion as prior to the full withdrawal. Any negative MVA we applied to a withdrawal will not be refunded. Refer to the contract prospectus further details.


Contract Loans
(403(b) and some 401(a) Plans Only)

The contract holder or you, if applicable, may not take a loan from amounts held in GAA, but we include GAA amounts when calculating the account value which determines the amount available for a loan. Amounts held in GAA must be transferred to a funding option available for loans in order to be received as a loan. (Refer to the contract prospectus for more information on contract loans.) We will apply an MVA to amounts transferred from guaranteed terms due to a loan request.


Investments

General Account. Amounts invested in guaranteed terms of three years or less prior to September 1, 1998 were deposited into the Company's general account supporting insurance and annuity obligations and will remain invested in the general account until the end of their guaranteed terms. On or after September 1, 1998 the only new amounts allocated to the Company's general account are amounts allocated or rolled over to short-term classifications of GAA under contracts that had not yet received the necessary state approval to deposit those amounts in the Company's separate account.

We invest general account assets of the Company in accordance with applicable state laws, which govern the nature of investments made by life insurance companies and the percentage of assets that may be committed to any particular type of investment. These laws generally permit investments in federal, state and municipal obligations; corporate bonds; preferred stocks; real estate mortgages; real estate and certain other fixed income investments.

All of the general assets of the Company, including amounts deposited to GAA, are available to meet the guarantees under GAA. The assets of the Company's general account are chargeable with liabilities arising out of any other business of the Company.

Separate Account. All guaranteed terms greater than three years, and except as noted above, guaranteed terms of less than three years allocated or rolled over on or after September 1, 1998 will be deposited in a nonunitized separate account established under Connecticut law.

A nonunitized separate account is a separate account in which neither the contract holder nor you participate in the performance of the assets through unit values or any other interest. Contract holders and participants allocating funds to the nonunitized separate account do not receive a unit value of ownership of assets accounted for in this separate account. The risk of investment gain or loss is borne entirely by the Company. All Company obligations due to allocations to the nonunitized separate account are contractual guarantees of the Company and are accounted for in the separate account. To the extent provided for in the applicable contract, the assets of the nonunitized separate account are not chargeable with liabilities resulting from any other business of the Company. Income, gains and losses of the separate account are credited to or charged against the separated account without regard to other income, gains or losses of the Company.

Types of Investments. The Company intends to invest primarily in investment-grade fixed income securities including:

>Securities issued by the United States Government.

>Issues of U.S. Government agencies or instrumentalities; these issues may or may not be guaranteed by the United States Government.

>Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

>Other debt instruments, including those issued or guaranteed by banks or bank holding companies, and of corporations, which although not rated by Moody's, Standard & Poor's, or other nationally recognized rating services, are deemed by the Company's management to have an investment quality comparable to securities which may be purchased as stated above.

>Commercial paper, cash or cash equivalents, and other short-term investments having a maturity of less than one year which are considered by the Company's management to have investment quality comparable to securities which may be purchased as stated above.

We may invest in futures and options. We purchase financial futures, related options and options on securities solely for non-speculative hedging purposes. Should securities prices be expected to decline, we may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the nonunitized separate account. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

We are not obligated to invest the assets attributable to the contracts according to any particular strategy, except as required by Connecticut and other state insurance laws. The guaranteed interest rates established by the Company may not necessarily relate to the performance of the nonunitized separate account.


Distribution of Contracts

We serve as underwriter for the securities sold through this prospectus. The Company is registered as a broker-dealer with the Securities and Exchange Commission (SEC) and is a member of the National Association of Securities Dealers, Inc. As underwriter, we will contract with one or more registered broker-dealers to offer and sell the contracts. We and our affiliate(s) may also sell the contracts directly. All registered representatives for the broker-dealers selling these securities will also be licensed as insurance agents to sell variable annuity contracts. For additional information, see the contract prospectus.


Taxation

You should seek advice from your tax adviser as to the application of federal (and where applicable, state and local) tax laws to amounts paid to or distributed under the contracts. Refer to the applicable contract prospectus for a discussion of tax considerations connected with the contracts.

Taxation of the Company. We are taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. The Company owns all assets supporting the contract obligations of GAA. Any income earned on such assets is considered income to the Company. We do not intend to make any provision or impose a charge under the contracts with respect to any tax liability of the Company.

Taxation of Payments and Distributions. For information concerning the tax treatment of payments to and distributions from the contracts, please refer to the applicable contract prospectus.


Year 2000 Readiness

The Company is dependent on computer systems and applications to conduct its business. The Company has developed and is currently executing a comprehensive risk-based plan designed to make its mission-critical information technology
(IT) systems and embedded systems Year 2000 ready. The plan for IT systems covers five stages including (i) assessment, (ii) remediation, (iii) testing,
(iv) implementation and (v) Year 2000 approval. At year-end 1997, the Company had substantially completed the assessment stage. The remediation of mission-critical IT systems was completed year end 1998. The Company expects to incur internal staffing costs, as well as consulting and other expenses related to infrastructure and facilities enhancements necessary to prepare its systems for the Year 2000. Total Year 2000 costs for these systems are currently estimated to be at least $22 million (after tax) in 1998 and $16 million (after tax) in 1999 and are expected to be funded through operating cash flows.

The Company deals with affiliated and unaffiliated third parties in connection with the investments made by the Company with the amounts allocated to GAA. Aetna Inc. and the Company have initiated communication with their critical external relationships to determine the extent to which the Aetna organization may be vulnerable to such parties' failure to resolve their own Year 2000 issues. The Aetna organization, including the Company, have assessed and are prioritizing responses in an attempt to mitigate risks with respect to the failure of these parties to be Year 2000 ready. The failure of third parties to complete adequate preparations in a timely manner could have an adverse effect on the operation of GAA, or the establishment of future guaranteed rates.


Experts

We have incorporated by reference into Post Effective Amendment No. 4 to the Registration Statement of which this prospectus is a part and/or into this prospectus:

>The consolidated financial statements and schedules of the Company as of December 31, 1998 and 1997

>The consolidated financial statements for each of the years in the three-year period ended December 31, 1998

>The reports of KPMG LLP

These statements are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We have relied upon the reports of KPMG LLP, independent certified public accountants and upon the authority of this firm as experts in accounting and auditing.


Legal Matters

The validity of the securities offered by this prospectus has been passed upon by counsel to the Company.


Further Information

This Prospectus does not contain all of the information contained in the registration statement of which this prospectus is a part. Portions of the registration statement have been omitted from this prospectus as allowed by the SEC. You may obtain the omitted information from the offices of the SEC, as described below.

We are required by the Securities Exchange Act of 1934 to file periodic reports and other information with the SEC. You may inspect or copy information concerning the Company at the Public Reference Room of the SEC at:

                      Securities and Exchange Commission
                              450 Fifth Street NW
                             Washington, DC 20549

You may also obtain copies of these materials at prescribed rates from the Public Reference Room of the above office. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You may also find more information about the Company at http://www.aetna.com.

A copy of the Company's annual report on Form 10-K for the year ended December 31, 1998 accompanies this prospectus. We refer to Form 10-K for a description of the Company and its business, including financial statements. We intend to send contract holders annual account statements and other such legally required reports. We do not anticipate such reports will include periodic financial statements or information concerning the Company.

You can find this prospectus and other information the Company must file with the SEC on the SEC's web site at http://www.sec.gov.


Incorporation of Certain Documents by Reference

We have incorporated by reference the Company's latest Annual Report on Form 10-K, as filed with the SEC and in accordance with the Securities and Exchange Act of 1934. The Annual Report must accompany this prospectus. Form 10-K contains additional information about the Company including certified financial statements for the latest fiscal year. We were not required to file any other reports pursuant to Sections 13(a) or 15(d) of the Securities and Exchange Act since the end of the fiscal year covered by that Form 10-K.

The registration statement for this prospectus incorporates some documents by reference. We will provide a free copy of any such documents upon the request of anyone who has received this prospectus. We will not include exhibits to those documents unless they are specifically incorporated by reference into the document. Direct requests to:

                   Aetna Life Insurance and Annuity Company
                             151 Farmington Avenue
                              Hartford, CT 06156

                                 800-GAA-FUND
                                 800-422-3863


Inquiries
You may contact us directly by writing to us at the address shown above or by calling (800)-GAA-FUND or (800)-422-3863.

                                  Appendix I
               Examples of Market Value Adjustment Calculations
--------------------------------------------------------------------------------
The following are examples of market value adjustment ("MVA") calculations using several hypothetical deposit period yields and current yields. These examples do not include the effect of any early withdrawal charge that may be assessed under the contract upon withdrawal.

EXAMPLE I

Assumptions:

i, the deposit period yield, is 8%

j, the current yield, is 10%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.

              x
             ---
             365
      {(1+i)}
MVA = {-----}
      {(1+j)}


             927
             ---
             365
      {(1.08)}
    = {------}
      {(1.10)}

          =.9545

In this example, the deposit period yield of 8% is less than the current yield of 10%; therefore, the MVA is less than 1. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer request of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,095.34 withdrawal from the guaranteed term.

Assumptions:

i, the deposit period yield, is 5%

j, the current yield, is 6%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.


              x
             ---
             365
      {(1+i)}
MVA = {-----}
      {(1+j)}


             927
             ---
             365
    = {(1.05}
      {------}
      {(1.06)}

          =.9762

In this example, the deposit period yield of 5% is less than the current yield of 6%; therefore, the MVA is less than 1. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer request of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be increased to compensate for the negative MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $2,048.76 withdrawal from the guaranteed term.

EXAMPLE II

Assumptions:

i, the deposit period yield, is 10%

j, the current yield, is 8%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.


              x
             ---
             365
      {(1+i)}
MVA = {-----}
      {(1+j)}


             927
             ---
             365
    = {(1.08)}
      {------}
      {(1.10)}

          =1.0477


In this example, the deposit period yield of 10% is greater than the current yield of 8%; therefore, the MVA is greater than 1. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer request of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to reflect the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,908.94 withdrawal from the guaranteed term.

Assumptions:

i, the deposit period yield, is 5%

j, the current yield, is 4%

x, the number of days remaining (computed from Wednesday of the week of withdrawal) in the guaranteed term, is 927.



              x
             ---
             365
      {(1+i)}
MVA = {-----}
      {(1+j)}


             927
             ---
             365
    = {(1.05)}
      {------}
      {(1.04)}

          =1.0246


In this example, the deposit period yield of 5% is greater than the current yield of 4%; therefore, the MVA is greater than 1. The amount withdrawn from the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer request of a specific dollar amount is requested, the amount withdrawn from a guaranteed term will be decreased to reflect the positive MVA amount. For example, a withdrawal request to receive a check for $2,000 would result in a $1,951.98 withdrawal from the guaranteed term.

                                  Appendix II
                  Examples of Market Value Adjustment Yields
--------------------------------------------------------------------------------

The following hypothetical examples show the market value adjustment based on a given current yield at various times remaining in the guaranteed term. Table A illustrates figures based on a deposit period yield of 10%; Table B illustrates figures based on a deposit period yield of 5%. The market value adjustment will have either a positive or negative influence on the amount withdrawn from or remaining in a guaranteed term. Also, the amount of the market value adjustment generally decreases as the end of the guaranteed term approaches.


TABLE A: Deposit Period Yield of 10%



             Change in
              Deposit
 Current      Period                                  Time Remaining to
  Yield        Yield                             Maturity of Guaranteed Term
---------   ----------   ----------------------------------------------------------------------------
                           8 Years       6 Years       4 Years      2 Years      1 Year      3 Months
                         -----------   -----------   -----------   ---------   ----------   ---------
   15%           +5%         -29.9%        -23.4%        -16.3%       -8.5%        -4.3%       -1.1%
   13%           +3%         -19.4         -14.9         -10.2        -5.2         -2.7        -0.7
   12%           +2%         -13.4         -10.2          -7.0        -3.5         -1.8        -0.4
   11%           +1%          -7.0          -5.3          -3.6        -1.8         -0.9        -0.2
    9%           -1%           7.6           5.6           3.7         1.8          0.9         0.2
    8%           -2%          15.8          11.6           7.6         3.7          1.9         0.5
    7%           -3%          24.8          18.0          11.7         5.7          2.8         0.7
    5%           -5%          45.1          32.2          20.5         9.8          4.8         1.2

TABLE B: Deposit Period Yield of 5%



             Change in
              Deposit
 Current      Period                                  Time Remaining to
  Yield        Yield                             Maturity of Guaranteed Term
---------   ----------   ----------------------------------------------------------------------------
                           8 Years       6 Years       4 Years      2 Years      1 Year      3 Months
                         -----------   -----------   -----------   ---------   ----------   ---------
   9%            +4%         -25.9%        -20.1%        -13.9%       -7.2%        -3.7%       -0.9%
   8%            +3%         -20.2         -15.6         -10.7        -5.5         -2.8        -0.7
   7%            +2%         -14.0         -10.7          -7.3        -3.7         -1.9        -0.5
   6%            +1%          -7.3          -5.5          -3.7        -1.9         -0.9        -0.2
   4%            -1%           8.0           5.9           3.9         1.9          1.0         0.2
   3%            -2%          16.6          12.2           8.0         3.9          1.9         0.5
   2%            -3%          26.1          19.0          12.3         6.0          2.9         0.7
   1%            -4%          36.4          26.2          16.8         8.1          4.0         1.0

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.      Other Expenses of Issuance and Distribution

Not Applicable

Item 15.      Indemnification of Directors and Officers

Section 21 of Public Act No. 97-246 of the Connecticut General Assembly (the "Act") provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes, as amended by Sections 12 to 20, inclusive, of this Act. Reference is hereby made to Section 33-771(e) of the Connecticut General Statutes ("CGS") regarding indemnification of directors and Section 33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when
(1) a determination is made pursuant to Section 33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or
(2) a court has determined that indemnification is appropriate pursuant to
Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by the disinterested directors, as defined in
Section 33-770(3); (b) by special counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 provides that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he was a director of the corporation. In the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

The statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employer or agent of the corporation. Consistent with the statute, Aetna Inc. has procured insurance from Lloyd's of London and several major United States excess insurers for its directors and officers and the directors and officers of its subsidiaries, including the Depositor.

Item 16.      Exhibits

     Exhibits:
         (4)    Instruments Defining the Rights of Security Holders(1)
                (a)    Variable Annuity Contract (G-CDA-HF)(2)
                (b)    Variable Annuity Contract Certificate (GTCC-HF)(3)
                (c)    Variable Annuity Contract (GIT-CDA-HO)(4)
                (d)    Variable Annuity Contract (G-CDA-IA(RP))(5)
                (e)    Variable Annuity Contract Certificate (GTCC-IA(RP))(6)
                (f)    Form of Variable Annuity Contract (G-CDA(99))
                (g)    Form of Variable Annuity Contract Certificate
                       (CDACERT (99))
                (h)    Variable Annuity Contract (GLIT-CDA-HO)(4)
                (i)    Variable Annuity Contract (GST-CDA-HO)(4)
                (j)    Variable Annuity Contract (IP-CDA-IB)(7)
                (k)    Variable Annuity Contract (I-CDA-IA(RP))(5)
                (l)    Variable Annuity Contract (I-CDA-HD)(4)
                (m)    Variable Annuity Contract (GIH-CDA-HB)(3)
                (n)    Variable Annuity Contract (IMT-CDA-HO)(3)
                (o)    Variable Annuity Contract (G-401-IB(X/M))(8)
                (p)    Variable Annuity Contract (G-CDA-IB(XC/SM))(8)
                (q) Variable Annuity Contracts (G-CDA-IB(ATORP)) and (G-CDA-IB(AORP))(9)
                (r)    Variable Annuity Contract (G-CDA-96(TORP))(10)
                (s) Group Combination Annuity Contract (Nonparticipating) (A001RP95)(11)
                (t) Group Combination Annuity Contract (Nonparticipating) (A007RC95)(11)
                (u) Group Combination Annuity Certificate (Nonparticipating) (A020RV95)(11)
                (v) Group Combination Annuity Certificate (Nonparticipating) (A027RV95)(11)
                (w)    Variable Annuity Contract (GID-CDA-HO)(12)
                (x)    Variable Annuity Contract (GSD-CDA-HO)(12)
                (y)    Variable Annuity Contract (IST-CDA-HO)(13)
                (z)    Variable Annuity Contract (I-CDA-HD(XC))(13)
                (aa)   Variable Annuity Contract (HR1O-DUA-GIA)(14)
                (bb)   Variable Annuity Contract (GA-UPA-GO)(14)
                (cc) Variable Annuity Contracts (G-TDA-HH(XC/M)) and (G-TDA-HH(XC/S))(15)
                (dd)   Variable Annuity Certificate (GTCC-HH(XC/M))(16)
                (ee)   Variable Annuity Certificate (GTCC-HH(XC/S))(16)
                (ff)   Variable Annuity Contract (IA-CDA-IA)(2)
                (gg)   Variable Annuity Contract (GLID-CDA-HO)(12)
                (hh)   Variable Annuity Contract (G-CDA-HD)(17)
                (ii)   Variable Annuity Contract Certificate (GTCC-HD)(6)
                (jj)   Variable Annuity Contract (G-CDA-IA(RPM/XC))(4)

                (kk) Variable Annuity Contracts and Certificate (G-CDA-95(ORP)), (G-CDA-95(TORP)) and (GTCC-95 (ORP))(9)
                (ll) Variable Annuity Contracts and Certificate (G-CDA-ORP), (CDA-IB(TORP)) and (GTCC-95(TORP))(9)
                (mm)   Variable Annuity Contract (IRA-CDA-IC)(5)
                (nn)   Variable Annuity Contract (GIP-CDA-HB)(18)
                (oo)   Variable Annuity Contract (I-CDA-98(ORP))(16)
         (5)    Opinion re Legality*
         (10) Material contracts are listed under Exhibit 10 in the Company's Form 10-K for the fiscal year ended December 31, 1998 (File No. 33-23376), as filed electronically with the Commission on _________, 1999 (Accession No. _______________).
                Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K*
         (23)   (a) Consent of Independent Auditors*
                (b) Consent of Legal Counsel (Included in Exhibit (5) above)*
         (24)   (a) Powers of Attorney(19)
                (b) Certificate of Resolution Authorizing Signature by Power
                    of Attorney(4)
         (27)   Financial Data Schedule*

Exhibits other than those listed above are omitted because they are not required or are not applicable.

*To be filed by amendment
1. Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-60477), as filed electronically on April 15, 1996 (Accession No. 0000950146-96-000534).
2. Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75964), as filed electronically on July 29, 1997 (Accession No. 0000950146-97-001101).
3. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75980), as filed electronically on February 12, 1997 (Accession No. 0000950146-97-000171).
4. Incorporated by reference to Post-Effective Amendment No. 12 to the Registration Statement or Form N-4 (File No. 33-75964), as filed electronically on February 11, 1997 (Accession No. 0000950146-97-000159).
5. Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement or Form N-4 (File No. 33-75986), as filed electronically on April 12, 1996 (Accession No. 0000912057-96-006383).
6. Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 333-01107), as filed electronically on February 4, 1999 (Accession No. 0000950146-99-000124).
7. Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 33-75988), as filed electronically on April 15, 1996 (Accession No. 0000912057-96-006419).

8. Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-81216), as filed electronically on April 7, 1996 (Accession No. 0000912057-96-006581).
9. Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-91846), as filed electronically on April 15, 1996 (Accession No. 0000912057-96-006418).
10. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-91846), as filed electronically on August 6, 1996 (Accession No. 0000912057-96-016381).
11. Incorporated by reference to Registration Statement on Form N-4 (File No. 333-01107), as filed electronically on February 21, 1996 (Accession No. 0000906287-96-000020).
12. Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75982), as filed electronically on February 20, 1997 (Accession No. 0000950146-97-000217).
13. Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form N-4 (File No. 33-75992), as filed electronically on February 13, 1997 (Accession No. 0000950146-97-000181).
14. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75974), as filed electronically on February 28, 1997 (Accession No. 0000950146-97-000277).
15. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75962), as filed electronically on April 17, 1996 (Accession No. 0000912057-96-006579).
16. Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75962), as filed electronically on April 17, 1998 (Accession No. 0000950146-98-000657).
17. Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75982), as filed electronically on April 22, 1996 (Accession No. 0000912057-96-006790).
18. Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-75980), as filed electronically on August 19, 1997 (Accession No. 0000950146-97-001310).
19. Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 333-56297), as filed electronically on February 25, 1999, 1998 (Accession No. 0000950146-99-000336).

Item 17.      Undertakings

     The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

     (a) Rule 415 offerings:

         (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (h) Request for Acceleration of Effective Date:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 18.      Financial Statements and Schedules

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement on Form S-2 (File No. 33-60477) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 4th day of March, 1999.

                                       AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                       (REGISTRANT)

                                 By:   Thomas J. McInerney*
                                     -------------------------------------------
                                       Thomas J. McInerney
                                       President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                                                                Date
---------                              -----                                                                ----

Thomas J. McInerney*                   Director and President                                         )
-----------------------------------    (principal executive officer)                                  )
Thomas J. McInerney                                                                                   )
                                                                                                      )
                                                                                                      )
Catherine H. Smith*                    Director and Chief Financial Officer                           )   March
-----------------------------------                                                                   )
Catherine H. Smith                                                                                    )   4, 1999
                                                                                                      )
                                                                                                      )
Shaun P. Mathews*                      Director                                                       )
-----------------------------------                                                                   )
Shaun P. Mathews                                                                                      )
                                                                                                      )
                                                                                                      )
Deborah Koltenuk*                      Vice President, Treasurer and Corporate Controller             )
-------------------------------------                                                                 )
Deborah Koltenuk                                                                                      )


By: /s/ Julie E. Rockmore
    ---------------------------------------------------
      Julie E. Rockmore
      *Attorney-in-Fact

                                  Exhibit Index


Exhibit No.       Exhibit
-----------       -------
16(4)(f)          Form of Variable Annuity Contract (G-CDA(99))
                                                                                            ----------
16(4)(g)          Form of Variable Annuity Contract Certificate (CDACERT (99))
                                                                                            ----------
16(5)             Opinion re Legality                                                           *

16(10)            Material Contracts                                                            *

16(23)(a)         Consent of Independent Auditors                                               *

16(23)(b)         Consent of Legal Counsel (Included in Item 16(a)(5) above)                    *

16(27)            Financial Data Schedule                                                       *

*To be filed by amendment